UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    July 5, 2007

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-52558 (Commission File Number)	20-5973352 (IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

        Registrant’s telephone number, including area code (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 5, 2007 Disaboom, Inc. (Disaboom) entered a Services Agreement (the “Agreement”) with Cowboy International, Inc. (“Cowboy”), an advertising agency, for the development of a comprehensive marketing, advertising and branding strategy for Disaboom and the launch of its website, www.disaboom.com. Disaboom and Cowboy have no relationship other than that created by this Agreement.

Disaboom has agreed to retain Cowboy to develop a comprehensive marketing, advertising and branding strategy for Disaboom.com. Cowboy will provide, coordinate or direct market research, branding strategy, concept development, advertising development, campaign production, launch events, public relations support, and media services. The Agreement terminates March 31, 2008 unless terminated earlier by either party. The Agreement provides for Disaboom to pay Cowboy the first month’s payment of $192,347.22. The parties agreed to develop a detailed monthly project plan within 30 days of the effective date of the Agreement. Disaboom may terminate the Agreement for any reason on or before August 5, 2007 without further liability to Cowboy.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	Disaboom, Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: Chief Financial Officer